EXHIBIT 10.1

Asset Purchase Agreement

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is made on October 28, 2014 among As Seen on TV, Inc., a Florida corporation, with its principal place of business at 14044 Icot Blvd., Clearwater, Florida (“ASTV”), TV Goods, Inc., a Florida corporation, within its principal place of business at 14044 Icot Blvd., Clearwater, Florida (“TV Goods” and, together with ASTV, the “Sellers” and each a “Seller”), and Telebrands Corp., a New Jersey corporation, with its principal place of business at 79 Two Bridges Road, Fairfield, NJ 07004 (the “Buyer”).

IN CONSIDERATION of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Purchase of Assets.

At the Closing, the Sellers shall sell, transfer and assign to Buyer, and Buyer shall purchase from the Sellers, on the terms set forth in this Agreement, all of the Sellers’ respective rights, title and interest in and to the assets set forth on Schedule 1 hereto (the “Property”), free and clear of any Liens (as defined below).  “Lien” shall mean any security interest, pledge, charge, hypothecation, mortgage, lien, encumbrance, claim or cause of action.

Other than those liabilities arising under the Assumed Agreement (as defined below) after the Closing, the Buyer shall not assume any liabilities or obligations of the Sellers or their respective individual shareholders, directors, officers, affiliates, creditors, parent or subsidiary companies, of any kind, whether known or unknown, contingent, matured or otherwise, whether currently existing or hereinafter created (the “Excluded Liabilities”).

2. Purchase Price.

a.

Purchase Price. Upon the terms and subject to the conditions contained in this Agreement, as consideration for the sale, transfer and assignment of the Property and in full payment therefor, the Buyer shall pay to the Sellers $3,000,000.00 (the “Purchase Price”), which shall be payable on the Closing Date in cash in immediately available funds by wire transfer to an account designated by the Sellers at least one (1) business day prior to Closing.

b.

Allocation of Purchase Price.   The Sellers and the Buyer agree to allocate the Purchase Price among the Property for all purposes (including tax and financial accounting) in accordance with Schedule 2.b. hereof. The Sellers and the Buyer shall file all tax returns (including amended returns and claims for refund) and information reports in a manner consistent with such allocation.

c.

Withholding Tax.   The Buyer shall be entitled to deduct and withhold from the Purchase Price all taxes that the Buyer may be required to deduct and withhold under any applicable tax law, which have been identified and agreed to by Seller prior to Closing. All such withheld amounts shall be treated as delivered to the Sellers hereunder.

3.  Assumption of Contract and Royalty Payment.

As of the Closing, the Buyer will assume all of the Sellers’ respective rights, interests and obligations under that certain E-Commerce Joint Venture Partnership agreement by and between TV Goods and Delivery Agent, Inc. (“Delivery Agent”) dated May 27, 2011, as amended as of July 19, 2011 and August 27, 2012 (the “Assumed Agreement”).   Notwithstanding anything to the contrary set forth herein, the Sellers shall retain any revenue share payments payable by Delivery Agent pursuant to Section 10 of the Assumed Agreement with respect to product sales made during the period commencing on October 1, 2014 and ending on December 31, 2014 (the “Fourth Quarter Period”); provided, however, that if such revenue share payments attributable to the Fourth Quarter Period shall exceed $200,000 in the aggregate, the Sellers shall pay to the Buyer promptly upon receipt thereof, any and all of such excess.  For the avoidance of doubt, the Buyer shall have no obligation to pay to the Sellers with respect to any shortfall or amounts owed by Delivery Agent to the Sellers other than as provided above, and all revenue share payments payable by Delivery Agent under the Assumed Agreement with respect to any periods after the Fourth Quarter Period shall be payable directly to the Buyer.

4. Closing.

a.

Closing Date.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place on the date hereof (the “Closing Date”).

b.

Closing Deliveries.

i.

At the Closing, the Buyer shall pay an amount equal to the Purchase Price in accordance with this Agreement and shall deliver to the Sellers the Transaction Documents (as defined below) duly executed by the Buyer.

ii.

At the Closing, the Sellers shall deliver to Buyer (A) the Property; (B) Transaction Documents duly executed by the Seller party thereto; and (C) all consents and waivers set forth on Schedule 4.b.ii attached hereto.

iii.

“Transaction Documents” shall mean (A) an assignment and assumption agreement in the form of Exhibit A hereto, effecting the assignment to and assumption by the Buyer of the Assumed Agreement; and (B) an intellectual property assignment in the form of Exhibit B hereto, transferring all of the Sellers' respective rights, title and interests in and to the intellectual property and the domain name registrations included in the Property to Buyer.

5. Representations by the Sellers.

As an inducement to the Buyer to enter into this Agreement and to consummate the transactions contemplated herein, the Sellers, jointly and severally, represent and warrant to the Buyer, as of the date of this Agreement as follows:

a.

The Sellers are the sole and exclusive owners of, and have good and marketable title to, the Property, free and clear of any Liens, with full right to sell or dispose of it as the Sellers may choose, and no other person or entity has any claim, right, title, interest, or Lien in, to, or on the Property. The Sellers have the valid right to use, possess, reproduce, make or have made, modify, display, market, perform, publish, transmit, broadcast, sell, license, sublicense, distribute or otherwise exploit (collectively ”Exploit” or “Exploitation”) all of the Property.  No third party has made any claim or assertion challenging the Sellers’ sole and exclusive ownership of all right, title and interest in and to the Property.

b.

The Sellers have no undischarged obligations affecting the Property, other than as disclosed in Schedule 5.b.

c.

There are no Liens against the Property and, other than the Assumed Agreement, the Property is not the subject of any license.

d.

Consents. No consent from or other approval or authorization of any governmental entity, board of directors, or any other person is necessary in connection with the execution of this Agreement or the Transaction Documents, or the consummation of the transactions contemplated hereby and thereby, other than the consent of the Boards of Directors of the Sellers.

e.

Property. The Property is merchantable and fit for its intended use and is free of any material defects in workmanship.  The Property is sufficient for the conduct of Sellers’ business on the www.asseenontv.com website (the “Site”) as currently conducted and as currently proposed to be conducted.  Other than the Assumed Agreement, there are no other contracts or agreements governing or relating to the Property.  Other than as set forth in the Assumed Agreement, no assets necessary for or related to the conduct of business relating to the Property are owned or used by any individual or entity other than the Sellers. No royalties, commissions, fees or other payments are or shall become payable by the Sellers to any third party by reason of the Exploitation of any of the Property in the conduct of the Sellers’ business on the Site as currently conducted and as currently proposed to be conducted.

f.

Payment of Taxes. The Sellers and their respective subsidiaries have (i) filed all tax returns for the periods prior to and including the Closing Date, and (ii) paid, or will arrange for the full payment of, all taxes owed by the Sellers with respect to the Property with respect to all periods prior to and including the Closing Date.

g.

Insurance. At the time of signing this Agreement, the Sellers will provide the Buyer with a copy of the most current insurance policy, if any, covering the Property.

h.

Licenses, Permits and Consents. There are no licenses or permits currently required by the Sellers for the consummation of the transactions contemplated by this Agreement or the Transaction Documents.

i.

Litigation. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of the Sellers, threatened against or involving any of the Sellers or brought by any Seller or affecting any of the Property at law or in equity or admiralty or before or by any federal, state, municipal, or other governmental department, commission, board, agency, or instrumentality, domestic or foreign, nor has any such action, suit, proceeding, or investigation been pending during the 24-month period preceding the date hereof. The Sellers are not operating its business under or subject to, or in default with respect to, any order, writ, injunction, or decree of any court of federal, state, municipal, or governmental department, commission, board, agency, or instrumentality, domestic or foreign.

j.

Compliance with Laws. The Sellers are not in violation of any laws, regulations, and orders applicable to the Property or the transactions contemplated by this Agreement, and the present uses by the Sellers of the Property do not violate any such laws, regulations, and orders. The Sellers have no knowledge of any material present or future expenditures that will be required with respect to the Property to achieve compliance with any present statute, law, or regulation, including those relating to the environment or occupational health and safety.

k.

Organization and Good Standing.  Each Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida, with full corporate power and authority to conduct it business as it is presently being conducted and to own and use the Property.

l.

Authority.  Each Seller has all requisite corporate power and authority, and has taken all corporate action necessary, to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement and the Transaction Documents and to perform its obligations hereunder and thereunder.  The execution and delivery by each Seller of this Agreement and the Transaction Documents, and the consummation by the Sellers of the transactions contemplated hereby and thereby, have been duly authorized and approved by the Board of Directors of each Seller.  No other corporate proceedings on the part of any Seller, including the consent or approval of the stockholders of each Seller, are necessary to authorize this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby.  This Agreement and the Transaction Documents have been duly executed and delivered by the Sellers and are the legal, valid and binding obligations of each Seller enforceable against such Seller in accordance with their terms, except that such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors’ rights generally, and is subject to general principles of equity.

m.

Non-Contravention.  The execution, delivery and performance by each Seller of this Agreement and the Transaction Documents does not and will not (i) contravene or conflict with such Seller’s certificate of incorporation or bylaws or any resolution adopted by the Board of Directors of such Seller; (ii) contravene or conflict with or constitute a violation of any provision of any applicable law binding upon the Sellers or the Property; (iii) result in the creation or imposition of any Lien on any of the Property; or (iv) contravene, conflict with or constitute a violation or breach of any agreement to which such Seller is a party.

n.

Financial Information.  The financial information of the Sellers provided to the Buyer, comprised of the spreadsheets attached as Exhibit C hereto, is true and accurate business records of the Sellers, and, to the best of the Sellers’ knowledge, contain true and accurate information regarding the Sellers’ business relating to the Property.

o.

Seller IP Registrations.  All registrations and applications made by or on behalf of the Sellers for the Property in any jurisdiction for any patents, copyrights, mask works, trademarks, service marks, design rights, domain names are set forth on Schedule 1 (“Seller IP Registrations”).  All of the Seller IP Registrations are valid, enforceable and subsisting.  Other than as described on Schedule 5.o. hereto, to the best of Sellers' knowlege, there are no actions that must be taken by the Sellers or Buyer within ninety (90) days after the date of this Agreement for the purpose of obtaining, maintaining, perfecting, preserving or renewing any Seller IP Registration. Schedule 1 also sets forth all trademarks, trade names, service marks, logos, domain names, design rights or other identifiers currently or previously used by the Sellers on the Site but for which no registration has been sought.

p.

Infringement.  To the best of Sellers’ knowledge, the Exploitation of the Property (i) does not and shall not conflict with, infringe, violate or interfere with or misappropriate any right (including any intellectual property right), title or interest of any third party and (ii) does not and shall not constitute unfair competition or unfair trade practices under any laws to which the Sellers are subject.  There is no pending or, to the knowledge of the Sellers, threatened claim that any of the Property is invalid or contesting the ownership or right of the Sellers to Exploit any of Property, nor is there any basis for any such claim. The Sellers have not received any, and, to the knowledge of the Sellers, there are no, claims, notices or complaints regarding the Sellers’ information practices or the disclosure, retention or misuse of any personal information.

q.

Disclosure. No representation or warranty by the Sellers contained in this Agreement, and no statement contained in any certificate or other instrument furnished or to be furnished to Buyer pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact that is necessary in order to make the statements contained therein not misleading.

6. Representations by Buyer.

As an inducement to the Sellers to enter into this Agreement and to consummate the transactions contemplated herein, the Buyer represents and warrants to the Sellers, as of the date of this Agreement as follows:

a.

 Consents. No consent from or other approval or authorization of any governmental entity, board of directors, or any other person is necessary in connection with the execution of this Agreement or the Transaction Documents, or the consummation of the transactions contemplated hereby and thereby, other than the consent of the Board of Directors of the Buyer.

b.

Licenses, Permits and Consents. There are no licenses or permits currently required by the Buyer for the consummation of the transactions contemplated by this Agreement or the Transaction Documents.

c.

Organization and Good Standing.  The Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New Jersey, with full corporate power and authority to conduct it business as it is presently being conducted and to own and use the Property.

d.

Authority.  The Buyer has all requisite corporate power and authority, and has taken all corporate action necessary, to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement and the Transaction Documents and to perform its obligations hereunder and thereunder.  The execution and delivery by the Buyer of this Agreement and the Transaction Documents, and the consummation by Buyer of the transactions contemplated hereby and thereby, have been duly authorized and approved by the Board of Directors of the Buyer.  No other corporate proceedings on the part of the Buyer are necessary to authorize this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby.  This Agreement and the Transaction Documents have been duly executed and delivered by the Buyer and are the legal, valid and binding obligations of the Buyer enforceable against Buyer in accordance with their terms, except that such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors’ rights generally, and is subject to general principles of equity.

e.

Non-Contravention.  The execution, delivery and performance by the Buyer of this Agreement and the Transaction Documents does not and will not (i) contravene or conflict with the Buyer’s certificate of incorporation or bylaws or any resolution adopted by the Board of Directors of the Buyer; (ii) contravene or conflict with or constitute a violation of any provision of any applicable law binding upon the Buyer; or (iii) contravene, conflict with or constitute a violation or breach of any agreement to which the Buyer is a party.

f.

Disclosure. No representation or warranty by the Buyer contained in this Agreement, and no statement contained in any certificate or other instrument furnished or to be furnished to Buyer pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact that is necessary in order to make the statements contained therein not misleading.

7. Covenants.

a.

All Property enumerated in Exhibit A shall, upon consummation of this Agreement, be transferred by the Sellers to the Buyer free and clear of all Liens.

b.

The Sellers shall assume all risk of loss, damage, or destruction to the Property subject to this Agreement until the Closing.

c.

The Sellers and the Buyer agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary in order to consummate or implement on a timely basis the transactions contemplated by this Agreement and the Transaction Documents.

d.

Unless otherwise required by applicable law, neither party hereto shall make any public announcements regarding this Agreement or the Transaction Documents or the transactions contemplated hereby or thereby without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed).  It is understood by the parties hereto that the Property constitutes a material portion of the Sellers’ assets, and as such certain disclosures will be required by applicable law; provided, however, that the Sellers shall provide the Buyer a reasonable opportunity to review such disclosure before it is publicly disseminated or filed with the Securities and Exchange Commission, and the Sellers shall give due consideration to the reasonable additions, deletions and other changes suggested thereto by the Buyer.

e.

Bulk Sales Laws.   The parties hereby waive compliance with the provisions of any bulk sales, bulk transfer or similar laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Property to Buyer.

f.

All transfer, documentary, sales, use, stamp, registration, value added and other such taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the Transaction Documents and the documents to be delivered hereunder shall be borne and paid by Sellers when due. The Sellers shall, at their own expense, timely file any tax return or other document with respect to such taxes or fees (and Buyer shall cooperate with respect thereto as necessary).

g.

Release of Security Interests.  The Sellers hereby authorize the Buyer to prepare and file any and all UCC financing statement amendments with respect to all UCC financing statements which include liens on any or all of the Property naming any Seller as debtor that are currently filed of record in order to effectuate the release by any creditor of its security interests and liens upon the Property.

8. Indemnification

a.

Sellers’ Agreement to Indemnify.  The Sellers shall, jointly and severally, indemnify and hold harmless the Buyer and its affiliates, directors, managers, stockholders, officers, employees, customers, suppliers, attorneys, agents, representatives, successors and permitted assigns (collectively, the “Buyer Indemnitees”) in respect of any and all losses, liabilities, claims, damages or expenses (collectively, “Damages”) reasonably incurred by any Buyer Indemnitee in connection with, or resulting from, any or all of (i) any breach of any representation or warranty made by any Seller in this Agreement or the Transaction Documents; (ii) any breach in the performance of any covenant, agreement or obligation of any Seller contained in this Agreement or the Transaction Documents; (iii) any Excluded Liabilities; and (iv) any liabilities relating to the Property arising prior to the Closing Date.

b.

Buyer’s Agreement to Indemnify.  The Buyer shall indemnify and hold harmless each Seller and their respective affiliates, directors, managers, stockholders, officers, employees, customers, suppliers, attorneys, agents, representatives, successors and permitted assigns (collectively, the “Seller Indemnitees”) in respect of any and all Damages reasonably incurred by any Seller Indemnitee in connection with, or resulting from, any or all of (i) any breach of any representation or warranty made by the Buyer in this Agreement or the Transaction Documents; (ii) any breach in the performance of any covenant, agreement or obligation of the Buyer contained in this Agreement or the Transaction Documents; and (iii) any liabilities relating to the Property arising on or after the Closing Date.

c.

Survival of Representations, Warranties and Covenants.  All representations, warranties, covenants, agreements and obligations of each party hereto contained in this Agreement and the Transaction Documents and all claims of any Buyer Indemnitee or Seller Indemnitee in respect of any breach of any such representation, warranty, covenant, agreement or obligation, shall survive the execution of this Agreement, and shall expire 30 days after the expiration of all applicable statutes of limitations, including extensions thereof.

9. Schedules.

Schedules and other documents attached or referred to in this Agreement are an integral part of this Agreement.

10. Entire Agreement.

This Agreement and the Transaction Documents constitute the sole and entire agreement between Buyer and the Sellers with respect to the transactions contemplated hereby and thereby, and supersedes any prior agreements, whether written or oral with respect thereto. Any additional agreements or representations with respect to the transactions contemplated by this Agreement or the Transaction Documents are null and void, unless otherwise required by law. Both parties agree to waive rights as to any conflicting laws which may nullify this Agreement to the full extent allowable by law.

11. Jurisdiction; Waiver of Jury Trial.

a.

Jurisdiction.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the Transaction Documents or the transactions contemplated hereby or thereby shall be instituted in the federal courts of the United States of America or the courts of the State of New York in each case located in the city of New York in the Borough of Manhattan, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.  Each of the Buyer and the Sellers hereby (i) waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such action brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred or removed to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Agreement or any of the other Transaction Documents or the subject matter hereof and thereof may not be enforced in or by such court, and (ii) agrees to commence any such action only before one of the above-named courts.

b.

Waiver of Jury Trial.  Each party hereto acknowledges and agrees that any controversy which may arise under this Agreement or the Transaction Documents is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the Transaction Documents or the transactions contemplated hereby or thereby.

12. Costs and Expenses.

Except as expressly provided to the contrary in this Agreement, each party shall pay all of its own costs and expenses incurred with respect to the negotiation, execution and delivery of this Agreement and the exhibits hereto.

13. Miscellaneous Provisions.

a.

Applicable Law. This Agreement shall be construed under and in accordance with the laws of the State of New York, without regard to the conflict of law rules thereof.

b.

Parties Bound. This Agreement shall be binding on and inure to the benefit of the parties to this Agreement and their respective heirs, executors, administrators, legal representatives, successors and assigns as permitted by this Agreement.

c.

No Third-party Beneficiaries.  This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

d.

Legal Construction. This Agreement shall be construed as to effectuate the intended purpose of the Agreement. In the event any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal, or unenforceable in any respect, this Agreement shall be modified to otherwise effectuate the sale under the original intentions of the Parties. This may include striking the invalid, illegal, or unenforceable provision as if they had never been contained in this Agreement, or modifying the invalid, illegal or unenforceable provisions to make them compliant without modifying the original purpose of the Parties.

d.

Amendments. This Agreement may be amended only by a written agreement duly executed by all parties hereto.

e.

Notice.  All notices, requests and other communications to either party hereunder shall be in writing (including facsimile, PDF or e-mail) and shall be addressed to the applicable party at the address set forth in the introduction to this Agreement or as otherwise provided by such party in writing.

f.

Specific Performance.   The parties agree that irreparable damage would occur if any provision of this Agreement or any of the Transaction Documents were not performed in accordance with the terms hereof and thereof and that the parties shall be entitled to specific performance of the terms hereof and thereof, in addition to any other remedy to which they are entitled at law or in equity.

g.

Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.

Sellers:

As Seen on TV, Inc.

By:	/s/ Robert DeCecco	Date:	10/28/2014
Name:	Robert DeCecco
Title:	Chief Executive Officer

TV Goods, Inc.

By:	/s/ Robert DeCecco	Date:	10/28/2014
Name:	Robert DeCecco
Title:	Chief Executive Officer

Buyer:

Telebrands Corp.

By:	/s/ Bala Iyer	Date:	10/28/2014
Name:	Bala Iyer
Title:	Executive Vice President

[Signature Page to Asset Purchase Agreement]

Schedule 1

1.

Domain Names

ASSEENONTV.COM
ASSEENONTV.COFFEE	ASSEENONTVKIDS.US
ASSEENONTV.EQUIPMENT	ASSEENONTVLIVE.NET
ASSEENONTV.HOUSE	ASSEENONTVLIVE.TV
ASSEENONTV.TIPS	ASSEENONTVMD.COM
ASSEENONTV.ZONE	ASSEENONTVO.COM
0ASSEENONTV.COM	ASSEENONTVPHONECARDS.COM
1-800SEENONTV.COM	ASSEENONTVSHOPPINGCHANNEL.COM
1800ASSEENONTV.COM	ASSEENONV.COM
1800ASSEENONTV.ME	ASSEENONVT.COM
2ASSEENONTV.NET	ASSEENONYV.COM
866-ASSEENONTV.COM	ASSEENONZTV.COM
866-ASSEENONTV.NET	ASSEENOTNV.COM
866ASSEENONTV.COM	ASSEENOTTV.COM
866ASSEENONTV.NET	ASSEENOTVWHOLESALE.COM
AS-SEEN-ON-TV-OFFERS.COM	ASSEEONNTV.COM
AS-SEENONTV.COM	ASSEESONTV.COM
ASAEENONTV.COM	ASSESENONTV.COM
ASASEENONTV.COM	ASSHEENONTV.COM
ASCEENONTV.COM	ATSEENONTV.COM
ASEEENONTV.COM	EENONTV.NET
ASEENONTV.CO	ISSEENONTV.COM
ASEENONTV.INFO	MASSEENONTV.COM
ASEENONTV.ORG	NAPKINMILLIONAIRESYSTEM.COM
ASSEENANTV.COM	OFFICIALASEENONTVDIRECTRIPOFF.COM
ASSEENIONTV.COM	OFFICIALASEENONTVDIRECTRIPOFF.NET
ASSEENONATV.COM	OFFICIALASSEENONTVDIRECT.COM
ASSEENONITV.COM	OFFICIALASSEENONTVDIRECT.NET
ASSEENONT-V.COM	OFFICIALASSEENONTVDIRECTSCAM.COM
ASSEENONTB.COM	OFFICIALASSEENONTVDIRECTSCAM.NET
ASSEENONTCV.COM	POWERED-BY-ASSEENONTV.COM
ASSEENONTOV.COM	POWERED-BY-ASSEENONTV.INFO
ASSEENONTV-ADULTS.COM	POWERED-BY-ASSEENONTV.NET
ASSEENONTV-ADULTS.NET	POWERED-BY-SEENONTV.COM
ASSEENONTV-ADULTS.US	POWERED-BY-SEENONTV.INFO
ASSEENONTV-DEALS.COM	POWERED-BY-SEENONTV.NET
ASSEENONTV-DIRECT.COM	POWEREDBYASSEENONTV.COM
ASSEENONTV-DIRECT.NET	POWEREDBYASSEENONTV.INFO
ASSEENONTV-GUY.COM	POWEREDBYASSEENONTV.NET
ASSEENONTV-GUYS.COM	POWEREDBYSEENONTV.COM
ASSEENONTV-INC.COM	POWEREDBYSEENONTV.INFO
ASSEENONTV-INC.NET	SEEENONTV.COM
ASSEENONTV-INFO.COM	SEENONTV-INC.COM
ASSEENONTV-KIDS.COM	SEENONTVGUYS.COM

ASSEENONTV-KIDS.NET	SEENONTVPC.INFO
ASSEENONTV-KIDS.US	SEENONTVSUPERSTORE.COM
ASSEENONTV-OFFERS.INFO	SEENONTVWHOLESALER.COM
ASSEENONTV-OFFERS.NET	SENNONTV.COM
ASSEENONTV-OFFERS.ORG	SENONTV.COM
ASSEENONTV-PC.COM	SSEENONTV.COM
ASSEENONTV-WHOLESALER.COM	THEASEENONTVDIRECT.COM
ASSEENONTV1.NET	THEASEENONTVDIRECT.NET
ASSEENONTVADULT.TV	THEASEENONTVDIRECTRIPOFF.COM
ASSEENONTVADULTS.COM	THEASEENONTVDIRECTRIPOFF.NET
ASSEENONTVADULTS.NET	THEASSEENONTVDIRECT.COM
ASSEENONTVADULTS.TV	THEASSEENONTVDIRECT.NET
ASSEENONTVADULTS.US	THEASSEENONTVDIRECTSCAM.COM
ASSEENONTVAMBASSADOR.COM	THEASSEENONTVDIRECTSCAM.NET
ASSEENONTVCALLINGCARDS.COM	THEOFFICIALASSEENONTV.CO.UK
ASSEENONTVDEAL.COM	THEOFFICIALASSEENONTV.COM
ASSEENONTVDIRECTSCAM.COM	THEOFFICIALASSEENONTVDIRECT.COM
ASSEENONTVDIRECTSCAM.NET	THEOFFICIALASSEENONTVDIRECT.NET
ASSEENONTVE.COM	TVGOODSINC.CO
ASSEENONTVGOODS.COM	TVGOODSINC.COM
ASSEENONTVGOODS.NET	TVGOODSINC.NET
ASSEENONTVINFO.COM	USEENONTV.COM
ASSEENONTVKIDS.NET	USSEENONTV.COM
ASSEENONTVKIDS.TV	WWWSEENONTV.COM
YOUWILLNOTBESEENONTV.COM

2.

Trademarks

•   ASSEENONTV.COM

•

•   1 (866) ASSEENONTV

3.

Phone Number

•

The phone number (866) 277-3366.

4.

Agreement

•

E-Commerce Joint Venture Partnership agreement by and between TV Goods, Inc. and Delivery Agent, Inc. (“Delivery Agent”) dated May 27, 2011, as amended as of July 19, 2011 and August 27, 2012.

5.

Customer/Marketing Information

•

Any and all customer and marketing information owned or used by the Sellers arising pursuant to or in connection with the E-Commerce Joint Venture Partnership agreement by and between TV Goods and Delivery Agent, Inc. dated May 27, 2011, as amended as of July 19, 2011 and August 27, 2012.

Schedule 2.b.

Tax Allocation

100% of the Purchase Price shall be allocated to the Domain Name.

Schedule 4.b.ii.

1.

Written consent and resolution of the Board of Directors of each Seller approving the execution, delivery and performance of this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby.

2.

Waiver by Delivery Agent, Inc. of its right of first refusal to purchase the domain name “www.asseenontv.com” under the Assumed Agreement.

3.

Release of Lien on the domain name “www.asseenontv.com” granted to MIG7 Infusion, LLC (“MIG7”) pursuant to that certain Security Agreement, by and among ASTV, MIG 7 and the other parties thereto, dated as of April 3, 2014.

4.

Release of Lien on the domain name “www.asseenontv.com” granted to Vicis Capital Master Fund pursuant to that certain Third Amended and Restated Security Agreement, by and between Infusion Brands International, Inc. and Vicis Capital Master Fund, dated as of March 6, 2014.

Schedule 5.b.

None.

Schedule 5.o.

1.

Provide access to Email accounts (Hosted via Google Apps) and assign administrative rights to Telebrands tech contact.

2.

Registration for the following domains will need to be renewed within 90 calendar days following the Closing Date.

Domain Name	Renewal Deadline
AS-SEENONTV.COM	12/18/2014
ASAEENONTV.COM	12/13/2014
ASEENONTV.INFO	12/17/2014
ASEENONTV.ORG	12/17/2014
ASSEENONTV-ADULTS.COM	1/2/2015
ASSEENONTV-ADULTS.NET	1/2/2015
ASSEENONTV-ADULTS.US	1/1/2015
ASSEENONTV-KIDS.COM	12/30/2014
ASSEENONTV-KIDS.NET	12/30/2014
ASSEENONTV-KIDS.US	12/29/2014
ASSEENONTVADULTS.COM	1/2/2015
ASSEENONTVADULTS.NET	1/2/2015
ASSEENONTVADULTS.US	1/1/2015
ASSEENONTVDIRECTSCAM.COM	1/21/2015
ASSEENONTVDIRECTSCAM.NET	1/21/2015
ASSEENONTVKIDS.NET	12/30/2014
ASSEENONTVKIDS.US	12/29/2014
ASSEESONTV.COM	1/8/2015
OFFICIALASSEENONTVDIRETRIPOFF.COM	1/21/2015
OFFICIALASSEENONTVDIRECTRIPOFF.NET	1/21/2015
OFFICIALASSEENONTVDIRECT.COM	1/21/2015
OFFICIALASSEENONTVDIRECT.NET	1/21/2015
OFFICIALASSEENONTVDIRECTSCAM.COM/NET	1/21/2015
THEASEENONTVDIRECT.COM/NET	1/21/2015
THEASSEENONTVDIRECTRIPOFF.COM/NET	1/21/2015
THEASSEENONTVDIRECT.COM/NET	1/21/2015
THEASSEENONTVDIRECTSCAM.COM/NET	1/21/2015
THEOFFICIALASSEENONTV.CO.UK	12/28/2014
THEOFFICIALASSEENONTV.COM	12/28/2014
THEOFFICIALASSEENONTVDIRECT.COM/NET	1/21/2015

EXHIBIT A

ASSIGNMENT AND ASSUMPTION AGREEMENT

EXHIBIT B

INTELLECTUAL PROPERTY ASSIGNMENT

EXHIBIT C

SELLER FINANCIAL INFORMATION